Exhibit 99.2

Compensation Arrangements for Giovanna Cipriano

November 21, 2005

The following is a summary of the compensation arrangements effective November 21, 2005 for Giovanna Cipriano in her capacity as Vice President and Chief Accounting Officer of the Company.

•	Annual Base Salary. $250,000

•	Stock Award. Ms. Cipriano received a stock option grant covering 20,000 shares, which will vest over a three-year period beginning November 21, 2006.

•	Annual and Long-Term Incentive Compensation Plans. Participation in the Annual Incentive Compensation Plan, as amended and the Long-Term Incentive Compensation Plan, as amended and restated.

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Benefit Plans and Other Arrangements. Ms. Cipriano continues to be eligible to participate in the Company’s broad-based benefit programs including health, disability and life insurance programs, qualified 401(k) plan, pension plan and excess retirement plan.

•	Perquisites. Ms. Cipriano is eligible to participate in certain programs offered by the Company, including automobile expense reimbursement and financial planning.